EXHIBIT (j)(1)

CONSENT OF COUNSEL

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 15 to the Registration Statement of the Sterling Capital Variable Insurance Funds on Form N-1A under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP
ROPES & GRAY LLP

Washington, D.C.

February 27, 2012